UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-KA

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2002

U.S. HOME SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

-i-

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

SUMMARY

Effective November 30, 2002, U.S. Home Systems Inc. (“USHS” or “the Company”) acquired all of the outstanding capital stock of Deck America, Inc., (“DAI”) a privately-held Woodbridge, Virginia based home improvement specialist providing patented solutions for the fabrication, sale and installation of decks and deck enclosures. In connection with the acquisition, USHS also acquired DAI’s manufacturing, warehousing and office facilities from an affiliate of Deck America.

Deck America markets its products in the Washington, D.C. metropolitan area, including Baltimore, Maryland, and northern Virginia. On October 17, 2002, Deck America announced that it had entered into an agreement with The Home Depot® to sell, furnish and install pre-engineered Designer Deck® systems to Home Depot’s retail customers in certain markets, including the metropolitan areas of Washington D.C., Baltimore, Maryland, Richmond and Norfolk, Virginia. Under the agreement, Deck America will provide several pre-designed deck models under the Home Depot “At Home Services” brand to approximately 70 Home Depot stores.

Deck America provides its own non-arsenic high pressure treated wood in its state-of-the-art manufacturing facility which is conveniently located adjacent to its deck fabrication facility. The non-arsenic treated wood contains no chromate copper arsenate (C.C.A.), a chemical which is used to treat wood and which the EPA has required to be phased out by the end of next year. DAI believes its non-arsenic product provides it a significant selling advantage over competitors using CCA treated wood.

Deck America is the recipient of numerous awards, including the coveted NAHB Research Center 2000 Gold Quality Achievement Award. Deck America has developed a patented system for the fabrication and installation of high quality decks. Deck patents include “Invisinail”, a unique fastening system in which deck modules are nailed from underneath to prevent the checking and cracks that often mar top-nailed decks. In addition, the module deck components fabricated by DAI drop into understructure notches, eliminating the need for metal joist hangers.

The Acquisition

On October 16, 2002, the Company and DAI entered into an Agreement and Plan of Merger whereby the Company would acquire all of the capital stock of DAI by merging DAI into Remodelers Credit Corporation (“RCC”) (now known as USA Deck, Inc.), a wholly owned subsidiary of USHS, with RCC as the surviving corporation. Concurrently, the Company and MAD, L.L.C., entered into a Purchase and Sale Agreement whereby the Company would acquire certain improved property leased by DAI and utilized by DAI for its manufacturing, warehousing and office facilities. Certain stockholders of DAI were members of MAD, L.L.C. Pursuant to the Plan of Merger, and the Purchase and Sale Agreement (collectively, the “Agreement”), the completion of the transactions were subject to, among other conditions, (i) DAI’s purchase of all of the assets of Protek, LLC, a lessor of certain wood treating equipment leased by DAI and utilized in DAI’s deck fabrication operations; (ii) dissolution of all DAI’s subsidiaries; and (iii) the completion of the purchase of the facilities leased by DAI as contemplated by the Purchase and Sale Agreement. Certain members of Protek, LLC were also stockholders of DAI. Effective November 30, 2002, pursuant to the Agreement, the Company paid $1.3 million in cash and issued to the DAI stockholders 500,000 shares of its common stock, valued at approximately $2,683,000, in exchange for all of DAI’s common stock, and acquired the manufacturing, warehousing and office facilities for $2.5 million. In connection with the acquisition of the facilities, the Company obtained financing of $2.125 million from a financial institution and paid approximately $375,000 in cash. Concurrent with the facility acquisition, the Company retired an existing obligation of Deck America secured by the premises in the amount of $414,000.

The Agreement provides that the Company and DAI will indemnify, defend and hold harmless each other and their officers, directors, employees and affiliates from and against all losses of such party, arising from or relating to: (i) any breach of any representation or warranty of the indemnifying party made in the Agreements; and (ii) any breach of the covenants and agreements made by the indemnifying party in the Agreements. The indemnification obligations contained in the Agreements are subject to certain limitations including (a) no claim will be for a single loss less than $5,000; (b) no amount shall be payable unless and until the aggregate amount of such indemnifiable claims exceed $75,000 in which event the aggregate amount shall be payable solely by the indemnifying party; and (c) each party’s aggregate liability for indemnification will not exceed certain amounts as specified in the agreement. On the closing date, DAI shareholders delivered to an escrow agent stock certificates of the Company’s common stock representing an aggregate of 30% of the stock consideration (the “Escrowed Shares”) issued to the DAI shareholders as security for DAI’s and its shareholders indemnification to the Company. If DAI or the DAI shareholders become obligated to indemnify the Company with respect to an indemnifiable claim and the amount of liability with respect thereto shall have been finally determined, the escrow agent shall release the appropriate number of Escrowed Shares to the Company for cancellation; provided, however, the respective DAI shareholders shall be entitled to satisfy the indemnifiable claim by paying the full amount of the claim in cash.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of business acquired.

Reference is made to the Table of Contents for the Consolidated Financial Statements of Deck America, Inc. and Subsidiaries and Financial Statements of MAD, L.L.C, for the years ended December 31, 2001 and 2000 and for the Consolidated Financial Statements for Deck America, Inc. and Subsidiaries and Financial Statements for MAD, L.L.C. for the nine months ended September 30, 2002 and 2001 (unaudited) included elsewhere herein.

(b)	Pro forma financial information.

Reference is made to the Unaudited Pro Forma Financial Information beginning on page 4 herein.

(c)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-KA.

Exhibit Number	Description of Exhibit
2.15
Agreement and Plan of Merger by and between Remodelers Credit Corporation (“RCC”), a wholly-owned subsidiary of U.S. Home Systems, Inc. (“USHS”), Deck America, Inc. (“DAI”), and DAI Shareholders dated October 16, 2002 and effective as of November 30, 2002 (Schedules and Exhibits omitted).

2.16	Amendment No. 1 to Agreement and Plan of Merger entered into on November 30, 2002 by RCC, USHS, DAI and DAI Shareholders.
2.17
Certificate of Merger filed with State Corporation Commission of Commonwealth of Virginia on December 6, 2002 with Articles of Merger of DAI into RCC executed by RCC and DAI on November 30, 2002 attached.

2.18	Certificate of Merger filed with Secretary of State of State of Delaware on December 5, 2002 with Certificate of Merger of DAI into RCC executed by RCC and DAI on November 30, 2002 attached.
10.19	Escrow Agreement effective as of November 30, 2002 between RCC, DAI Shareholders, USHS and Corporate Stock Transfer, Inc. (“Escrow Agent”).

Exhibit Number	Description of Exhibit
10.20	Noncompetition Agreement effective as of November 30, 2002 between RCC, DAI Shareholders and USHS.
10.21	Employment Agreement effective as of November 30, 2002 by and between USHS and Daniel L. Betts.
10.22
Purchase and Sale Contract (Improved Property) executed and effective as of October 16, 2002 by and between RCC and MAD, L.L.C. for improved property situated in Prince William County, City of Woodbridge, Virginia.

10.23
Cognovit Promissory Note, dated December 4, 2002, in the principal amount of $2,125,000, executed in favor of General Electric Capital Business Asset Funding Corporation (“GE”), as Payee, by RCC, as Borrower.

10.24	Guaranty Agreement, dated December 4, 2002, executed in favor of GE, as Lender, by USHS, as Guarantor.
10.25
Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated as of December 4, 2002, in favor of Lawyers Title Realty Services, Inc., as Trustee, for the benefit of GE, as Beneficiary, by RCC, as Trustor.

10.26	Environmental Indemnity Agreement Regarding Hazardous Substances executed on December 4, 2002 by RCC, as Borrower, USHS, as Guarantor, for the benefit of GE, as Lender.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited, pro forma financial information is based upon the audited financial statements of U.S. Home Systems, Inc. included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 as filed on March 11, 2002 with the Commission, the audited financial statements of Deck America, Inc. for the fiscal year ended December 31, 2001 included elsewhere herein, the audited financial statements of MAD, L.L.C. for the fiscal year ended December 31, 2001 included elsewhere herein, the unaudited financial statements of U.S. Home Systems for the nine months ended September 30, 2002 included in the Company’s report on Form 10-QSB as filed with the Commission, the unaudited financial statements of Deck America, Inc. for the nine months ended September 30, 2002 included elsewhere herein, and the unaudited financial statements of MAD, L.L.C. for the nine months ended September 30, 2002 included elsewhere herein.

The unaudited pro forma combined balance sheet as of September 30, 2002 gives effect to the Agreement as if the underlying transactions occurred effective September 30, 2002. The unaudited pro forma combined income statements for the year ended December 31, 2001 and the nine months ended September 30, 2002 give effect to the transaction as if it occurred effective January 1, 2001.

The unaudited pro forma financial information includes certain estimates regarding the aforementioned transaction. Accordingly, the unaudited pro forma financial information may not necessarily be indicative of the future results of operations or financial position had the transaction become effective on the above-mentioned dates.

U. S. HOME SYSTEMS, INC.

PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2002

	USHS	Deck America	MAD, L.L.C.	Proforma Adjustments	Note(s)	Adjusted Proforma
ASSETS
Current assets
Cash	$5,406,941	$18,607	$2,954	$(2,296,125)	(2,3,4,5)	$3,132,377
Finance receivable held for sale	4,659,810	—	—	—		4,659,810
Accounts receivable, net of doubtful accounts	1,190,791	340,712	53,758	(53,758)	(4)	1,531,503
Commission advances	387,505	83,281	—	—		470,786
Inventory	1,296,519	354,073	—	—		1,650,592
Prepaid expenses	419,566	136,902	—	(7,966)	(3,5)	548,502
Deferred income taxes	75,164	—	—	—		75,164
Other current assets	—	3,600	—	—		3,600

Total Current Assets	13,436,296	937,175	56,712	(2,357,849)		12,072,334

Finance receivables held for investment	55,160	—	—	—		55,160
Property, plant, equipment, net	1,655,159	1,738,784	1,298,492	1,569,826	(1,4,5)	6,262,261
Intangibles, net	—	—	—	215,000	(1)	215,000
Deferred rent	—	—	121,180	(121,180	(4)	—
Goodwill	4,412,853	—	—	2,814,867	(3)	7,227,720
Other assets	195,909	19,292	—	(19,292)	(1)	195,909

Total Assets	19,755,377	2,695,251	1,476,384	2,101,372		26,028,384

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	1,560,467	90,689	50,575	(50,575)	(4)	1,651,156
Revolving line of credit	4,518,451	—	—	—		4,518,451
Customer deposits	2,151,388	201,535	—	—		2,352,923
Wages, commissions and bonuses	706,054	114,777	—	—		820,831
Federal, state and local taxes payable	210,526	(9,771)	—	—		200,755
Current portion of long term debt	154,471	140,928	84,484	(84,484)	(4)	295,399
Current portion of capital lease obligations	61,553	91,917	—	—		153,470
Notes payable—related party’s current portion	—	—	204,750	(204,750)	(4)	—
Other accrued liabilities	440,423	379,951	—	21,385	(3)	841,759

Total Current Liabilities	9,803,333	1,010,026	339,809	(318,424)		10,834,744

Deferred income taxes payable, net of current portion	—	156,165	—	—		156,165
Long term debt, net of current portion	155,000	439,054	702,775	1,007,786	(2,4,5)	2,304,615
Long term capital lease obligations, net of current portion	412,611	252,816	—	—		665,427
Redeemable preferred stock—$.01 par value	240,000	—	—	—		240,000
Stockholders’ Equity
Common stock	5,953	22,000	—	(21,500)	(3)	6,453
Additional paid-in capital	6,617,755	230,000	—	2,452,500	(3)	9,300,255
Members’ capital	—	—	433,800	(433,800)	(4)	—
Retained earnings	2,520,725	585,190	—	(585,190)	(3)	2,520,725

Total Stockholders’ Equity	9,144,433	837,190	433,800	1,412,010		11,827,433

Total Liabilities and Stockholders’ Equity	$9,755,377	$2,695,251	$1,476,384	$2,101,372		$26,028,384

U. S. HOME SYSTEMS, INC.

PRO FORMA COMBINED INCOME STATEMENT

For the Nine Months Ended September 30, 2002

	USHS	Deck America	MAD, L.L.C.	Proforma Adjustments	Note(s)	Adjusted Proforma
Contract revenues	$32,338,847	$11,178,367	$—	$—		$43,517,214
Revenue from loan portfolio sales	2,207,429	—	—	—		2,207,429
Other revenues	691,784	—	234,117	(234,117)	(6)	691,784

Total revenues	35,238,060	11,178,367	234,117	(234,117)		46,416,427

Cost of goods sold	14,711,283	5,777,839	—	31,198	(8)	20,520,320
Gross profit	20,526,777	5,400,528	234,117	(265,315)		25,896,107

Operating expenses:
Branch operating	1,422,382	—	—	—		1,422,382
Sales and marketing	13,058,473	2,187,216	—	—		15,245,689
License fees	606,655	—	—	—		606,655
General and administrative	4,641,563	2,783,540	56,878	(171,995)	(6,7,8)	7,309,986

Income from operations	797,704	429,772	177,239	(93,320)		1,311,395
Other income (expense), net	(101,298)	114,644	(66,178)	(36,706)	(6,7,9)	(89,538)

Income before income taxes	696,406	544,416	111,061	(130,026)		1,221,857
Income taxes	272,618	230,289	—	(24,795)	(10)	478,112
Net income	423,788	314,127	111,061	(105,231)		743,745

Preferred dividends	22,000	—	—	—		22,000
Income available to common holders	401,788	314,127	111,061	(105,231)		721,745
Weighted average common shares outstanding	5,922,642	—	—	500,000	(16)	6,422,642
Net income per common share—basic	$0.07	—	—	—		$0.11

Effect of dilutive securities	115,011	—	—	—		115,011
Diluted weighted average shares	6,037,653	—	—	500,000		6,537,653
Diluted net income per common share	$0.07	—	—	—		$0.11

U. S. HOME SYSTEMS, INC.

PRO FORMA COMBINED INCOME STATEMENT

For the Year Ended December 31, 2001

	USHS	Deck America	MAD, L.L.C.	Proforma Adjustments	Note(s)	Adjusted Proforma
Contract revenues	$39,447,707	$15,679,608	$—	$—		$55,127,315
Revenue from loan portfolio sales	580,019	—	—	—		580,019
Other revenues	459,581	—	312,155	(312,155)	(11)	459,581

Total revenues	40,487,307	15,679,608	312,155	(312,155)		56,166,915

Cost of goods sold	17,302,740	9,536,576	—	140,597	(13)	26,979,913

Gross profit	23,184,567	6,143,032	312,155	(452,752)		29,187,002

Operating expenses:
Branch operating	1,478,149	—	—	—		1,478,149
Sales and marketing	13,885,083	2,926,984	—	—		16,812,067
License fees	875,232	—	—	—		875,232
General and administrative	4,131,398	3,698,456	75,568	(219,353)	(11,12,13)	7,686,069

Income from operations	2,814,705	(482,408)	236,587	(233,399)		2,335,485
Other income (expense), net	22,164	188,168	(89,417)	(43,829)	(11,12,14)	77,086

Income before income taxes	2,836,869	(294,240)	147,170	(277,228)		2,412,571
Income taxes	1,109,762	(82,153)	—	(83,570)	(15)	944,039

Net income	1,727,107	(212,087)	147,170	(193,658)		1,468,532

Preferred dividends	44,000	—	—	—		44,000
Income available to common holders	1,683,107	(212,087)	147,170	(193,658)		1,424,532
Weighted average common shares outstanding	4,677,082	—	—	500,000	(16)	5,177,082
Net income per common share—basic	$0.36	—	—	—		$0.28

Effect of dilutive securities	16,001	—	—	—		16,001
Diluted weighted average shares	4,693,083	—	—	500,000		5,193,083
Diluted net income per common share	$0.36	—	—	—		$0.27

U. S. HOME SYSTEMS, INC.

Notes to Unaudited Pro Forma Financial Information

Basis of Presentation—The unaudited pro forma financial information is based upon the audited financial statements of U.S. Home Systems, Inc. included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 as filed on March 11, 2002 with the Commission, the audited financial statements of Deck America, Inc. for the fiscal year ended December 31, 2001 included elsewhere herein, the audited financial statements of MAD, L.L.C. for the fiscal year ended December 31, 2001 included elsewhere herein, the unaudited financial statements of U.S. Home Systems for the nine months ended September 30, 2002 included in the Company’s report on Form 10-QSB as filed with the Commission, the unaudited financial statements of Deck America, Inc. for the nine months ended September 30, 2002 included elsewhere herein, and the unaudited financial statements of MAD, L.L.C. for the nine months ended September 30, 2002 included elsewhere herein.

The unaudited pro forma combined balance sheet as of September 30, 2002 gives effect to the Agreement as if the underlying transactions occurred effective September 30, 2002. The unaudited pro forma combined income statements for the year ended December 31, 2001 and the nine months ended September 30, 2002 give effect to the transaction as if it occurred effective January 1, 2001.

The unaudited pro forma financial information includes certain estimates regarding the aforementioned transaction. Accordingly, the unaudited pro forma financial information may not necessarily be indicative of the future results of operations or financial position had the transaction become effective on the above-mentioned dates.

Unaudited Pro Forma Adjustments

Unaudited Pro Forma Combined Balance Sheet

1.	The Company engaged a third party to obtain an appraisal and determination of the fair value of the DAI assets acquired. Pro forma adjustments reflect the amount necessary to state the acquired assets at their fair value. Adjustments to fair value for stated assets are as follows:

Property, plant and equipment	$249,587
Intangible assets:
Backlog	$99,000
Non-compete agreement	$116,000
Other assets	$(19,192)

2.	Concurrent with the purchase of the property from MAD, L.L.C. (see notes 4 and 5), the Company retired an outstanding note payable of DAI in the amount of $414,439, which the property served as collateral underlying the obligation.

3.	Pursuant to the Agreement, the Company acquired all of the capital stock of DAI for $1.3 million in cash and 500,000 shares of common stock valued at $2,683,000. Including transaction costs of $92,967 (of which $21,983 had been paid and included in prepaid expenses at September 30, 2002), the purchase price was $4,075,967, resulting in goodwill of $2,814,867.

4.	MAD, L.L.C. leases to DAI certain facilities utilized in DAI’s operations. The Company acquired only the property of MAD. The pro forma adjustment reflects the elimination of MAD’s operations.

U. S. HOME SYSTEMS, INC.

Notes to Unaudited Pro Forma Financial Information

(Continued)

5.	In connection with the purchase of the property from MAD, the Company obtained financing from a financial institution in the amount of $2.125 million. The Company incurred approximately $119,000 in closing costs, including legal, filing, appraisal fees, and prorated taxes. Including closing costs and prorated taxes, the pro forma adjustment related to the acquired property is as follows:

Prepaid taxes and interest	$14,017
Property, plant and equipment	$2,618,731
Mortgage payable	$2,125,000
Cash	$(507,748)

Unaudited Pro Forma Combined Income Statement—For the Nine Months Ended September 30, 2002

6.	MAD, L.L.C. leases to DAI certain facilities utilized in DAI’s operations. The Company acquired only the property of MAD. The pro forma adjustment reflects the elimination and termination of MAD’s operations, as well as the elimination of rent paid by DAI to MAD in the amount of $189,235.

7.	In connection with the purchase of the property from MAD, the Company obtained financing from a financial institution in the amount of $2.125 million. Additionally, the Company retired an outstanding note payable of DAI in which the property served as collateral under the obligation. The Company incurred approximately $119,000 in closing costs, including legal, filing, appraisal fees, and prorated taxes. The net purchase price of the property is $2,618,731, of which $350,000 has been allocated to land. The pro forma adjustment related to the acquired property reflects (1) depreciation on the property for the nine months ended September 30, 2002, (2) the recognition of interest on the new mortgage, and (3) the elimination of interest expense incurred on the obligation which was retired concurrent with the property acquisition.

General & administrative expense (depreciation of property)	$56,718
Other expense (interest on mortgage)	$114,100
Other expense (interest on DAI note paid off at closing)	$(21,216)

8.	The Company engaged a third party to obtain an appraisal and determination of the fair value of the DAI assets acquired. Pro forma adjustments reflect (1) adjustment to depreciation expense, and (2) the amortization of intangible assets recognized.

Cost of goods sold (depreciation adjustment)	$31,198
General & administrative expense (amortization of non-compete)	$17,400

9.	Pursuant to the terms of Agreement, the Company utilized approximately $2,300,000 of cash to complete the transactions. Pro forma adjustment reflects the elimination of interest earned on this cash during the nine month period ended September 30, 2002.

Other expense	$10,000

10.	Adjust tax provision to the Company’s consolidated statutory tax rate.

U. S. HOME SYSTEMS, INC.

Notes to Unaudited Pro Forma Financial Information

(Continued)

Unaudited Pro Forma Combined Income Statement—For the Year Ended December 31, 2001

11.	MAD, L.L.C. leases to DAI certain facilities utilized in DAI’s operations. The Company acquired only the property of MAD. The pro forma adjustment reflects the elimination and termination of MAD’s operations, as well as the elimination of rent paid by DAI to MAD in the amount of $242,609.

12.	In connection with the purchase of the property from MAD, the Company obtained financing from a financial institution in the amount of $2.125 million. Additionally, the Company retired an outstanding note payable of DAI in which the property served as collateral under the obligation. The Company incurred approximately $119,000 in closing costs, including legal, filing, appraisal fees, and prorated taxes. The net purchase price of the property is $2,618,731, of which $350,000 has been allocated to land. The pro forma adjustment related to the acquired property reflects (1) depreciation on the property for year ended December 31, 2001, (2) the recognition of interest on the new mortgage, and (3) the elimination of interest expense incurred on the obligation which was retired concurrent with the property acquisition.

General & administrative expense (depreciation of property)	$75,624
Other expense (interest on mortgage)	$151,393
Other expense (interest on DAI note paid off at closing)	$(32,147)

13.	The Company engaged a third party to obtain an appraisal and determination of the fair value of the DAI assets acquired. Pro forma adjustments reflect (1) adjustment to depreciation expense, and (2) the amortization of intangible assets recognized.

Cost of goods sold (depreciation adjustment)	$41,597
Cost of goods sold (amortization of backlog intangible)	$99,000
General & administrative expense (amortization of non-compete)	$23,200

14.	Pursuant to the terms of Agreement, the Company utilized approximately $2,300,000 of cash to complete the transactions. Pro forma adjustment reflects the elimination of interest earned on this cash during the year ended December 31, 2001.

Other expenses	$14,000

15.	Adjust tax provision to the Company’s consolidated statutory tax rate.

16.	For all periods presented, the weighted average shares outstanding reflect the issuance of 500,000 shares of the Company’s common stock in the transaction.

CONSOLIDATED FINANCIAL
STATEMENTS

YEARS ENDED
December 31, 2001 and 2000

DECK AMERICA, INC.
AND SUBSIDIARIES

DECK AMERICA, INC. AND SUBSIDIARIES

The accompanying notes are an integral part of these financial statements.

REPORT OF INDEPENDENT AUDITORS

Board of Directors

Deck America, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Deck America, Inc. and Subsidiaries as of December 31, 2001, and 2000, and the related consolidated statements of operations, changes in equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the management of Deck America, Inc. and Subsidiaries. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Deck America, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Goodman & Company, L.L.P.

McLean, Virginia

May 20, 2002, except for Note 11 as to which the date is June 5, 2002

DECK AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31,	2001	2000
ASSETS
Current assets
Cash and cash equivalents	$160,015	$116,196
Accounts receivable—net of allowance	471,505	689,331
Inventory	450,648	337,691
Other current assets	184,107	186,662

Total current assets	1,266,275	1,329,880

Deposits	21,375	21,375
Property and equipment—net	2,050,395	1,912,806

	$3,338,045	$3,264,061

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Line of credit	$309,990	$150,000
Accounts payable and accrued liabilities	1,229,859	996,672
Customer deposits	106,407	77,742
Pension payable	—	300,000
Notes payable—current portion	140,928	200,196
Capital leases payable—current portion	91,917	46,626
Deferred service income	23,294	14,624
Deferred income taxes—current portion	12,600	—

Total current liabilities	1,914,995	1,785,860

Deferred income taxes—net of current portion	25,175	93,762
Notes payable—net of current portion	541,033	602,121
Capital leases payable—net of current portion	333,779	47,168

	899,987	743,051

Total liabilities	2,814,982	2,528,911

Stockholders’ equity	523,063	735,150

	$3,338,045	$3,264,061

The accompanying notes are an integral part of these financial statements.

DECK AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31,	2001	2000

Revenue	$15,679,608	$13,946,352

Cost of sales	9,536,576	7,612,612

Gross margin	6,143,032	6,333,740

Expenses
Selling and delivery	2,926,984	2,480,400
General and administrative	3,699,655	3,637,061

	6,626,639	6,117,461

Operating income (loss)	(483,607)	216,279

Other income (expense)
Interest income	13,444	21,400
Bad debt recovery	—	14,583
Gain (loss) on sale of assets—net	(674)	3,537
Interest expense	(73,403)	(78,348)
Other revenue	250,000	—

Total other income (expense)	189,367	(38,828)

Earnings (loss) before income taxes	(294,240)	177,451

Income tax expense (benefit)	(82,153)	52,978

Net income (loss)	$(212,087)	$124,473

The accompanying notes are an integral part of these financial statements.

DECK AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED SCHEDULES OF COST OF SALES

Years Ended December 31,	2001	2000
Cost of sales
Materials	$3,713,542	$3,092,955
Direct wages	3,230,307	2,617,809
Other direct costs	843,714	547,784
Shop service	440,396	285,723
Depreciation	343,574	252,091
Vehicle maintenance	329,750	165,678
Gas and oil	248,076	238,304
Miscellaneous maintenance	140,368	160,025
Shop supplies	135,438	135,404
Trash	97,937	97,519
Uniforms	13,474	19,320

Cost of sales	$9,536,576	$7,612,612

The accompanying notes are an integral part of these financial statements.

DECK AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED SCHEDULES OF EXPENSES

Years Ended December 31,	2001	2000
Selling and delivery
Advertising and marketing	$1,523,047	$1,101,890
Commissions	1,275,259	1,258,024
Miscellaneous finance fees	128,678	120,486

	$2,926,984	$2,480,400

General and administrative
Salaries and wages	$1,529,837	$1,421,740
Payroll taxes	568,455	418,543
Rental	285,126	275,190
Insurance	257,199	226,492
Bad debt expense	178,000	61,406
Office expense	155,854	122,098
Professional fees	124,160	92,955
Health insurance	123,510	113,411
Telephone	121,263	122,089
Consultant fees	81,647	140,891
Memberships and licenses	74,030	101,148
Utilities	54,770	34,999
Engineering expense	45,195	19,460
Other operating expenses	39,274	11,662
Depreciation	25,779	70,855
Travel	20,570	27,193
Memberships and licenses	14,948	—
Repairs and maintenance	38	—
Employee benefits	—	300,000
Franchise fees	—	50,000
Commissions	—	22,500
Other taxes	—	4,429

	$3,699,655	$3,637,061

The accompanying notes are an integral part of these financial statements.

DECK AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

Years Ended December 31, 2001 and 2000
	Capital	Retained Earnings	Total
Balance—December 31, 1999	$252,000	$358,677	$610,677

Net income	—	124,473	124,473
Balance—December 31, 2000	252,000	483,150	735,150

Net loss	—	(212,087)	(212,087)
Balance—December 31, 2001	$252,000	$271,063	$523,063

The accompanying notes are an integral part of these financial statements.

DECK AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,	2001	2000
Cash flows from operating activities
Net income (loss)	$(212,087)	$124,473
Adjustments to reconcile to net cash from operating activities:
Depreciation	369,353	322,946
Expenditure of non-fixed assets	674	28,596
Bad debt expense	54,469	61,406
Income tax receivable	(32,334)	(6,563)
Deferred income taxes	(55,987)	36,449
Change in:
Accounts receivable	157,454	(353,978)
Inventory	(107,054)	(123,917)
Accounts payable and accrued expenses	233,187	388,432
Other current assets	34,889	(1,224)
Deposits	—	(2,683)
Customer deposits	28,665	(15,809)
Pension payable	(300,000)	300,000
Income taxes payable	—	(2,764)
Deferred service income	8,670	9,214

Net cash from operating activities	179,899	764,578

Cash flows from investing activity
Purchase of property and equipment	(138,960)	(640,392)

Cash flows from financing activities
Borrowings (repayments) on line of credit—net	159,990	(23,531)
Repayments on loans—net	(157,110)	(26,409)

Net cash from financing activities	2,880	(49,940)

Net change in cash	43,819	74,246
Cash and cash equivalents—beginning of year	116,196	41,950

Cash and cash equivalents—end of year	$160,015	$116,196

Supplemental disclosures of cash flow information
Cash paid for interest	$59,092	$76,006
Cash paid for income taxes	$18,688	$48,928

The accompanying notes are an integral part of these financial statements.

DECK AMERICA, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
December 31, 2001 and 2000

1. Organization and Nature of Business

Deck America, Inc. and Subsidiaries (the “Company”), formerly known as Deck-Mate Builders, Inc., was incorporated in 1988 under the statutes of the Commonwealth of Virginia. The Company supplies patented, pre-manufactured, ready-to-assemble outdoor decking structures. Certified Basements, Inc. was incorporated in 2000 and specializes in basement finishing under semi-exclusive marketing rights for Owens Corning’s patented Basement Finishing System. Deck America Finance Company, Inc. provides financing to select customers and was established in 1998. Pro-Tek Services, L.L.C. was incorporated in 2000 and leases wood preserving plant equipment to Deck America.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include Deck America, Inc., Certified Basements, Inc. and Deck America Finance Company, Inc., its 100 percent owned subsidiaries, and Pro-Tek Services, L.L.C., of which 25 percent is owned by the Company and the remaining 75 percent is owned by the Company’s stockholders. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

The Company accounts for long-term contracts on the percentage-of-completion method. Under this method, revenue is recognized as work on the contract progresses, but estimated losses on contracts are charged to operations immediately. On short-term contracts, revenue is recognized when the job is installed.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company does not believe that such cash is exposed to significant credit risk.

The Company grants credit to its customers, who are predominately located in the mid-Atlantic region. Customers are evaluated for credit worthiness on a continuing basis.

Inventory

Inventory consists primarily of raw material and work-in-process and is stated at the lower of cost of market. The cost of inventory is determined by using the first-in, first-out method.

Property and Equipment

Property and equipment are stated at cost and depreciated by the straight-line method over estimated useful lives which range as follows:

Patents and trademarks	10 years
Vehicles	5 years
Computers	5 years
Furniture and fixtures	10 years
Leasehold improvements	3 years
Machinery and equipment	7 years
Shop setup	5 years

DECK AMERICA, INC AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
December 31, 2001 and 2000
(Continued)

2. Summary of Significant Accounting Policies (continued)

Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred.

The Company provides for deferred taxes on temporary differences arising from assets and liabilities whose basis are different for financial reporting and income tax reporting. The differences relate primarily to the different methods of depreciation used by the Company for accounting and income tax reporting and the uniformed capitalization rules of accounting for ending inventory.

Advertising

Advertising costs are expensed when incurred.

Capital

The Company has 10,000 shares of common stock authorized. At December 31, 2001, 2,000 shares at $1 par value and 2,000 shares at $10 par value were issued and outstanding; and there was $230,000 of additional paid-in capital.

Reclassifications

Certain amounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements.

3. Property and Equipment

Property and equipment at December 31, 2001 and 2000, consist of the following:

	2001	2000
Patents and trademarks	$50,000	$50,000
Vehicles	1,099,755	1,041,981
Computers	193,401	188,820
Furniture and fixtures	178,860	178,860
Leasehold improvements	729,903	677,968
Machinery and equipment	895,027	871,050
Shop setup	81,253	81,253
Capital leases	368,656	—
	3,596,855	3,089,932
Less—accumulated depreciation	(1,546,460)	(1,177,126)

	$2,050,395	$1,912,806

DECK AMERICA, INC AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
December 31, 2001 and 2000
(Continued)

4. Inventories

Inventory at December 31, 2001 and 2000, consists of the following:

	2001	2000
Raw materials	$425,812	$313,118
Work in process	24,836	24,573

	$450,648	$337,691

5. Line of Credit

The Company has a line of credit which provides for borrowings not to exceed $500,000 and is due on demand. The line expires May 16, 2002. Interest is payable monthly at prime plus 1 percent per annum (5.75% at December 31, 2001). The line is collateralized by all inventory, fixed assets, accounts receivable, and general intangibles.

At December 31, 2001, the Company was not in compliance with certain covenants associated with the line of credit. The bank has issued a waiver of the covenants through June 30, 2002.

6. Income Taxes

Deferred income taxes result primarily from temporary differences between book and tax attributable to the elective use of accelerated depreciation method and mandatory application of uniform capitalization rules for tax purposes. The income tax expense (benefit) is as follows:

	2001	2000
Current	$(26,166)	$16,529
Deferred	(55,987)	36,449

	$(82,153)	$52,978

7. Leases

The Company rents office and warehouse space from MAD, L.L.C. (“MAD”), which is wholly owned by some of the owners of the Company, under an operating lease which expires November 30, 2008. In addition to base rent, the Company is responsible for real estate taxes and insurance for the premises. The lease calls for annual rental increases of 4 percent.

Future minimum annual rentals are as follows:

2002	$252,314
2003	262,406
2004	272,903
2005	283,819
2006	295,172
Thereafter	626,237

$1,992,851

DECK AMERICA, INC AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
December 31, 2001 and 2000
(Continued)

7. Leases (Continued)

The Company leases certain equipment under leases classified as capital leases. Future minimum lease payments under capital leases are as follows:

2002	$113,227
2003	106,696
2004	89,089
2005	84,000
2006	84,000
Thereafter	7,000

Total minimum lease payments	484,012
Amount representing interest	(58,316)

Present value of minimum lease payments	$425,696

8. Long-Term Notes Payable

     Long-term notes payable at December 31, 2001 and 2000, consist of the following:

	2001	2000
Notes payable to Prosperity Bank, payable in various monthly installments totaling $12,849, with interest rates ranging from 8.0 to 10.6 percent, collateralized by property and equipment purchased.	$221,393	$298,832
Note payable to Virginia Small Business Loan, payable in monthly installments, with an interest rate of 6.5 percent, collateralized by real estate, machinery and equipment, and guaranteed by the stockholders of the Company. The unpaid principal is due in full on May 10, 2004.	460,568	503,485

	681,961	802,317
Less—current portion	(140,928)	(200,196)

	$541,033	$602,121

Principal payments on long-term notes for future years ending December 31 are as follows:

2002	$140,928
2003	94,939
2004	402,407
2005	37,785
2006	5,902

$681,961

DECK AMERICA, INC AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
December 31, 2001 and 2000
(Continued)

9. Related Parties

Consultant fees of $65,007 were paid to the owners of the Company.

The Company obtained 25 percent equity in a company, Pro-Tek Services, L.L.C. (“Pro-Tek”), which provides wood treatment, fueling, and leasing services. The remaining 75 percent equity interest is held by some of the stockholders of Deck America, Inc. The Company entered into a Contract Services Agreement with Pro-Tek to purchase a reasonable access and right of use of certain wood treatment facilities as discussed below. Additionally, the Company agreed to purchase wood preservatives from a stockholder of the Company to treat the wood at Pro-Tek’s facility.

The agreement with Pro-Tek is for a term of five years and requires initial monthly payments of $14,000, with annual rental increases of 4% after the first year. By agreement between the parties, payments from Deck America, Inc. to Pro-Tek became effective October 1, 2001, and payments from Pro-Tek to the manufacturer became effective January 1, 2002.

Rent expense to the Company was $42,000 in 2001.

Minimum annual payments under this agreement are due to Pro-Tek as follows:

2002	$174,720
2003	181,709
2004	188,977
2005	196,536
2006	153,298

$895,240

Pro-Tek also entered into a lease agreement to acquire wood preserving plant equipment from the manufacturer and preservative supplier noted above, a 25% owner of the Company. Construction and installation of this plant equipment was completed and the plant became operational in August 2001. The plant was constructed on property being leased to Deck America, Inc. by MAD, L.L.C., (see Note 7), which is a limited liability company whose members are also stockholders in Deck America, Inc. and controlling members in Pro-Tek. In addition to the minimum lease payments for the preserving plant equipment, Deck America, Inc. is responsible for all of the operating costs including taxes, licenses and insurances. Without approval of the manufacturer from whom it is leasing the plant equipment, Pro-Tek may not further sublet or permit it to be used by anyone else.

The Company has guaranteed certain debt obligation of MAD with Wachovia Bank, N.A. (Wachovia) and Prosperity Bank and Trust Company (Prosperity). The Wachovia guarantee relates to Industrial Revenue Bonds held by Wachovia on property leased by MAD to Deck America, Inc. The loan obligation is payable by MAD in monthly installments of various amounts based on a 5.425% interest rate with approximately 112 payments remaining on the balance of $535,849 at December 31, 2001. The loan agreement has an automatic call provision, which allows Wachovia to request repayment of the remaining outstanding loan balance at December 10, 2003. The loan obligation is collateralized by a first deed of trust along with the assignment of rents, leases and security interests in all property of MAD and guaranteed by MAD’s owners. In addition, the loan is entirely guaranteed by Deck America, Inc. The loan agreement contains certain financial covenants attributable to Deck America, Inc. including debt service ratios, tangible net worth requirements, restrictions on dividends, and limitations on capital expenditures. At December 31, 2001, Deck America, Inc. was not in compliance with certain of these covenants.

DECK AMERICA, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
December 31, 2001 and 2000
(Continued)

9. Related Parties (Continued)

The Prosperity guarantee also relates to the term loan on the property discussed above maturing on December 10, 2006. The loan is payable in monthly installments of $4,267 through December 2001, including interest at 8.5%. The remaining payments bear interest at 3 percentage points over the five-year U.S. Treasury index. A final balloon payment of $171,834 plus interest is due December 10, 2006. The loan obligation is collateralized by a second deed of trust and is guaranteed by MAD’s owners. The loan balance at December 31, 2001 was $319,620. Deck America, Inc. is a guarantor with a maximum liability not to exceed $300,000 plus interest and certain other costs.

10. Employee Stock Ownership Plan

The Company has established an Employee Stock Ownership Plan (the “Plan”) and a related Employee Stock Ownership Trust (the “Trust”) with an effective date of January 1, 2000. The primary purpose of the Plan is to enable participants to acquire stock ownership in the Company and covers substantially all employees.

The Company makes voluntary contributions to the Trust, which has the option to purchase all or less than all of the offered shares from the stockholders. During 2001, the Trust purchased 240 shares from the stockholders for $300,000 from contributions to the Plan in 2000. There were no contributions to the Plan for 2001.

11. Franchise Agreement and Subsequent Events

On July 14, 2000, the Company entered into a franchise agreement with a major supplier of basement wall finishing system products. The agreement specifies a minimum annual purchase requirement of finishing systems products while the agreement is in effect. This agreement was terminated at June 5, 2002 when the Company entered into an agreement with the supplier by which it agreed to sell substantially all of the assets of its Certified Basement subsidiary. The sale resulted in a net gain of approximately $105,000.

12. Accounts Receivable

Accounts receivable as of December 31, 2001 and 2000, respectively, consist of the following:

	2001	2000
Trade receivables	$523,971	$736,269
Other receivables	2,003	7,905

	525,974	744,174
Allowance for doubtful accounts	(54,469)	(54,843)

	$471,505	$689,331

13. Other Current Assets

Other current assets as of December 31, 2001 and 2000, respectively, consist of the following:

	2001	2000
Prepaid expenses	$43,530	$76,439
Prepaid taxes	21,125	9,333
Prepaid commission	86,967	100,739
Income tax receivable	32,485	151

	$184,107	$186,662

DECK AMERICA, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
December 31, 2001 and 2000
(Continued)

14. Other Revenue

Other revenue of $250,000 in the year ended December 31, 2001 consists of fees earned for providing various training materials for seminars related to the home improvement business.

MAD, L.L.C.
FINANCIAL STATEMENTS
YEARS ENDED
December 31, 2001 and 2000

REPORT OF INDEPENDENT AUDITORS

The Members of MAD, L.L.C.

We have audited the accompanying balance sheets of MAD, L.L.C. as of December 31, 2001 and 2000, and the related consolidated statements of operations, members’ capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MAD, L.L.C. at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

s/ Ernst & Young LLP

Fort Worth, Texas
December 20, 2002

MAD, L.L.C.

Balance Sheets

	December 31
	2001	2000
Assets
Current assets:
Cash	$20,176	$36,099
Rent receivable—related party	40,435	19,440

Total current assets	60,611	55,539
Property, net	1,322,638	1,354,509
Deferred rent	109,030	83,126

Total assets	$1,492,279	$1,493,174

Liabilities and Members’ Capital
Current liabilities:
Accounts payable and accrued liabilities	$17,843	$17,843
Current portion of long-term debt	84,484	80,558
Notes payable—members	233,400	263,400

Total current liabilities	335,727	361,801
Long-term debt, net of current portion	771,818	856,303

Total liabilities	1,107,545	1,218,104
Members’ capital	384,734	275,070

Total liabilities and members’ capital	$1,492,279	$1,493,174

See accompanying notes.

MAD, L.L.C.

Statements of Operations

	Year ended December 31
	2001	2000
Rental income—related party	$312,155	$312,281
Operating expenses:
Depreciation	31,871	31,985
Real estate taxes	20,625	20,199
Insurance expense	23,017	23,569
Interest expense	89,417	97,497
Other expenses	55	706

Total operating expenses	164,985	173,956

Net income	$147,170	$138,325

See accompanying notes.

MAD, L.L.C.

Statement of Members’ Capital

Members’ Capital
Balance at December 31, 1999	$176,679
Net income	138,325
Distribution to members	(39,934)

Balance at December 31, 2000	$275,070
Net income	147,170
Distribution to members	(37,506)

Balance at December 31, 2001	$384,734

See accompanying notes.

MAD, L.L.C.

Statements of Cash Flows

	Year ended December 31
	2001	2000
Operating Activities
Net income	$147,170	$138,325
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	31,871	31,985
Deferred rent	(25,904)	(35,235)
Increase in rent receivable—related party	(20,995)	(19,440)

Net cash provided by operating activities	132,142	115,635
Financing Activities
Distribution to members	(37,506)	(39,934)
Principal payments on long-term debt	(80,559)	(78,607)
Principal payments on member notes	(30,000)	(12,000)

Net cash used in financing activities	(148,065)	(130,541)

Net decrease in cash	(15,923)	(14,906)
Cash at beginning of period	36,099	51,005

Cash at end of period	$20,176	$36,099

Supplemental Disclosure of Cash Flow Information
Interest paid	$89,417	$97,497

See accompanying notes.

MAD, L.L.C.
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

1. Organization and Basis of Presentation

MAD, L.L.C. (the “Company”) was formed in September 1998 under the laws of the state of the Commonwealth of Virginia. The Company is engaged in the business of owning and leasing commercial property.

2. Summary of Significant Accounting Policies

Cash

Cash consists of cash in bank accounts.

Buildings and Improvement

The Company’s buildings are carried at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful life of the buildings. Maintenance and repair expenditures are expensed when incurred; renewals and betterments are capitalized.

Deferred Rent and Rent Income

The Company leases its buildings to one tenant. The Company’s lease contains a rent-escalation, and in accordance with generally accepted accounting principals, the Company recognizes rental income on a straight line basis over the term of the lease. The difference between the straight-line rental income and the amount actually due under the lease is recorded to Deferred Rent.

In addition to the payment of monthly rent, the provisions of the Company’s lease require the lessee to pay for insurance and property taxes on the buildings leased. The Company recognizes these payments as rental income and property tax and insurance expenses.

Income Taxes

The Company is organized as a Limited Liability Company (L.L.C.), and accordingly, it is not subject to the payment of income taxes. In this respect, the Company’s equity members are taxed on the Company’s income based upon each member’s distributive share of the Company’s income.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including rent receivable, approximate fair value due to their short-term nature. Based on prevailing interest rates at December 31, 2001, management believes that the carrying values of long-term debt approximate their fair values.

MAD, L.L.C.
NOTES TO FINANCIAL STATEMENTS
December 31, 2001
(Continued)

3. Concentration of Credit Risk

The Company leases its buildings to one tenant, Deck America, Inc., a privately-held Woodbridge, Virginia based home improvement specialist providing patented solutions for the fabrication, sale and installation of decks and deck enclosures. The Company’s members, in the aggregate, are the majority shareholders of Deck America.

The Company believes that its properties could be leased to third parties under terms substantially similar to its existing lease agreement.

4. Member’s Operating Agreement

Upon formation of the Company, the members’ entered into an operating agreement which provides for the rights and duties of the members including, provisions for capital obligations of the members, tax matters, and general management operating provisions.

Among others, the operating agreement provides that:

13.
The Managing Member may call for additional capital contributions from the members, each in proportion to the members equity interests, in an aggregate amount from all members not to exceed $25,000, for operating expenses, debt service or other obligations of the Company, provided however, that no member is required to lend or make additional capital contributions more than once in a calendar year.

14.	No member is entitled to withdraw, or receive a distribution of his capital contributions except as provided in the agreement.

15.	The liability of each member for losses, debts, liabilities and obligations of the Company is limited to the member’s capital contributions.

16.
The Managing Member may cause the Company to borrow funds from the members upon such terms as the member is willing to lend to the Company, or to borrow from third party sources if the members do not have such funds.

17.
Within 90 days after the end of each calendar year, the Company shall distribute to each member sufficient funds to enable such member to pay its federal and state taxes on its distributive share of the Company’s net income.

18.	Each of the members have a right of first refusal to purchase the interests of any other member on terms no less favorable than available from a prospective third party buyer.

5. Property

Property consisted of the following:

	December 31		Depreciable Lives
	2001	2000
Land	$332,466	$332,466	—

Buildings and improvements	1,089,000	1,089,000	39 years

	1,421,466	1,421,466
Less accumulated depreciation	98,828	66,957

	$1,322,638	$1,354,509

MAD, L.L.C.
NOTES TO FINANCIAL STATEMENTS
December 31, 2001
(Continued)

6. Lease Arrangement With Related Party

The Company leases its buildings to one tenant, Deck America, Inc., a privately held Woodbridge, Virginia based home improvement specialist providing patented solutions for the fabrication, sale and installation of decks and deck enclosures. The Company’s members, in the aggregate, are the majority shareholders of Deck America.

The lease agreement between the parties is for a term of ten years and requires the tenant to pay a monthly rent, as well as insurance and property taxes on the property. The tenant, at the tenant’s sole expense, is also responsible for the maintenance and general safekeeping of the premises. The lease includes a rent-escalation each year over the term of the lease equal to four percent over the preceding years rent rate. The lease provides that the tenant will defend and hold harmless the Company from and against any losses.

Future minimum rents receivable from the tenant, excluding insurance and property taxes, are:

2002	$252,314
2003	262,406
2004	272,903
2005	283,819
2006	295,172
Thereafter	626,237

Total minimum lease receipts	$1,992,851

7. Credit Facilities

Debt under the Company’s credit facilities consisted of the following:

	December 31
	2001	2000
Secured note payable to a financial institution in monthly principal payments of $4,826, plus interest through December 1, 2010	$536,683	$594,599

Secured note payable to a financial institution in various monthly principal and interest payments through December 2006	319,619	342,262

	856,302	936,861
Less current portion of long term debt	84,484	80,558

	$771,818	$856,303

In December 1998, the Company purchased certain commercial property. In connection with the purchase, the Company obtained a secured term loan from a financial institution. The term loan is payable in monthly principal payments of $4,826, plus interest, at 5.425% on the unpaid balance, through December 2010. The term loan is secured by the real estate and is guaranteed by the Company’s members and Deck America, Inc.

Among other provisions, the term loan is callable by the financial institution on the fifth anniversary, is subject to a prepayment premium, and contains covenants, which among other matters, (i) limit the Company’s ability to merge, consolidate and sell assets; and (ii) require Deck America to satisfy certain financial ratios related to net worth and debt service.

Also in connection with the purchase of the property, the Company received a secured term loan from a second financial institution. The loan is payable in various monthly principal payments of principal and interest, including (i) payments of principal and interest (at 8.5%) of $4,267 for the first three years, followed by (ii) 59 payments of principal and interest (at 3.0% over the yield on the five year United States Treasury securities) initially at $4,036, and (iii) one final payment on December 10, 2006 of approximately $171,835. The loan is secured by the real estate.

MAD, L.L.C.
NOTES TO FINANCIAL STATEMENTS
December 31, 2001
(Continued)

7. Credit Facilities (continued)

Maturities of long-term debt as of December 31, 2001, are as follows:

2002	$84,484
2003	86,491
2004	88,595
2005	90,853
Thereafter	505,879

$856,302

The property is also subject to a collateral agreement between MAD, L.L.C., Deck America, Inc. and a financial institution, pursuant to which the property serves as collateral underlying a note payable by Deck America to the financial institution.

8. Notes Payable—Members

In November 1998, the Company borrowed an aggregate of $275,400 from its members. Pursuant to the terms of the promissory notes, the notes bear interest at the rate of 10% per annum and are payable on demand by the members, including all principal and accrued interest as may be outstanding at that time. Since the promissory notes are due on demand of the members, the amounts due under the promissory notes have been classified as a current liability.

The Company, although not required to do so, has made monthly payments of interest and principal since the inception of the promissory notes. Principal payments on the promissory notes were $30,000 and $12,000 for the years ended December 31, 2001 and 2000, respectively.

9. Subsequent Events

On October 17, 2002, U.S. Home Systems, Inc., a public company engaged in manufacture, sale and installation of specialty product home improvements, entered into an agreement to acquire all of the capital stock of Deck America, Inc., and the property owned by the Company. The transactions were consummated on November 30, 2002. Pursuant to the terms of the agreement, the Company received approximately $2,500,000 for the property. Upon closing of the transaction, the Company paid off its loans with its financial institutions.

CONSOLIDATED FINANCIAL
STATEMENTS

NINE MONTHS ENDED
September 30, 2002 (unaudited)

DECK AMERICA, INC.
AND SUBSIDIARIES

DECK AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2002	December 31, 2001
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$18,607	$160,015
Accounts receivable—net of allowance	340,712	471,505
Inventory	354,073	450,648
Other current assets	223,783	184,107

Total current assets	937,175	1,266,275

Deposits	19,292	21,375
Property and equipment—net	1,738,784	2,050,395

	$2,695,251	$3,338,045

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Line of credit	$—	$309,990
Accounts payable and accrued liabilities	549,046	1,229,859
Customer deposits	201,535	106,407
Notes payable—current portion	140,928	140,928
Capital leases payable—current portion	91,917	91,917
Deferred service income	26,600	23,294
Deferred income taxes—current portion	—	12,600

Total current liabilities	1,010,026	1,914,995

Deferred income taxes—net of current portion	156,165	25,175
Notes payable—net of current portion	439,054	541,033
Capital leases payable—net of current portion	252,816	333,779

	848,035	899,987

Total liabilities	1,858,061	2,814,982

Stockholders’ equity	837,190	523,063

	$2,695,251	$3,338,045

The accompanying notes are an integral part of these financial statements.

DECK AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended September 30
	2002	2001
Revenue	$11,178,368	$12,003,145
Cost of sales	5,777,839	7,410,444

Gross margin	5,400,529	4,592,701

Expenses
Selling and delivery	2,187,216	2,147,437
General and administrative	2,783,540	2,700,872

	4,970,756	4,848,309

Operating income (loss)	429,773	(255,608)

Other income (expense)	114,644	214,950

Earnings (loss) before income taxes	544,417	(40,658)
Income tax expense (benefit)	230,290	(11,352)

Net income (loss)	$314,127	$(29,306)

The accompanying notes are an integral part of these financial statements.

DECK AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(unaudited)

	Capital	Retained Earnings	Total
Balance—December 31, 2001	$252,000	$271,063	$523,063
Net income	—	314,127	314,127
Balance—September 30, 2002	$252,000	$585,190	$837,190

The accompanying notes are an integral part of these financial statements.

DECK AMERICA, INC. AND SUBSIDIARIES AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2002	2001
Cash flows from operating activities
Net income (loss)	$314,127	$(29,306)
Adjustments to reconcile to net cash from operating activities:
Depreciation	305,115	252,388
Bad debt expense	2,765	—
Gain on sale of assets	(110,025)	—
Deferred income taxes	118,390	—
Change in:
Accounts receivable	128,028	(616,812)
Inventory	96,575	(245,405)
Accounts payable and accrued expenses	(533,185)	652,838
Other assets and liabilities	(34,287)	10,123

Net cash from operating activities	287,503	23,826

Cash flows from investing activity
Purchase of property and equipment	(37,442)	—
Proceeds on sale of assets	153,963	—

Net cash from investing activity	116,521	—

Cash flows from financing activities
Borrowings (repayments) on line of credit, net	(309,990)	(150,000)
Borrowing (repayments) on loans, net	(182,942)	9,978
Dividends	(52,500)	—

Net cash from financing activities	(545,432)	(140,022)

Net change in cash	(141,408)	(116,196)
Cash and cash equivalents—beginning of year	160,015	116,196

Cash and cash equivalents—end of year	$18,607	$—

The accompanying notes are an integral part of these financial statements.

DECK AMERICA, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
Nine Months Ended September 30, 2002
(unaudited)

1. Organization and Nature of Business

Deck America, Inc. and Subsidiaries (the “Company”), formerly known as Deck-Mate Builders, Inc., was incorporated in 1988 under the statutes of the Commonwealth of Virginia. The Company supplies patented, pre-manufactured, ready-to-assemble outdoor decking structures. Certified Basements, Inc. was incorporated in 2000 and specializes in basement finishing under semi-exclusive marketing rights for Owens Corning’s patented Basement Finishing System. Deck America Finance Company, Inc. provides financing to select customers and was established in 1998. Pro-Tek Services, L.L.C. was incorporated in 2000 and leases wood preserving plant equipment to Deck America.

The accompanying interim consolidated financial statements of the Company and its subsidiaries as of September 30, 2002 and the nine-month period ending September 30, 2002 and 2001 are unaudited; however, in the opinion of management, these interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position, results of operations and cash flows.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include Deck America, Inc., Certified Basements, Inc. and Deck America Finance Company, Inc., its 100 percent owned subsidiaries, and Pro-Tek Services, L.L.C., of which 25 percent is owned by the Company and the remaining 75 percent is owned by the Company’s stockholders. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

The Company accounts for long-term contracts on the percentage-of-completion method. Under this method, revenue is recognized as work on the contract progresses, but estimated losses on contracts are charged to operations immediately. On short-term contracts, revenue is recognized when the job is installed.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company does not believe that such cash is exposed to significant credit risk.

The Company grants credit to its customers, who are predominately located in the mid-Atlantic region. Customers are evaluated for credit worthiness on a continuing basis.

Inventory

Inventory consists primarily of raw material and work-in-process and is stated at the lower of cost of market. The cost of inventory is determined by using the first-in, first-out method.

Property and Equipment

Property and equipment is stated at cost and depreciated by the straight-line method over the estimated useful lives of the assets.

Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

DECK AMERICA, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
Nine Months Ended September 30, 2002
(unaudited)
(Continued)

Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred.

The Company provides for deferred taxes on temporary differences arising from assets and liabilities whose basis are different for financial reporting and income tax reporting. The differences relate primarily to the different methods of depreciation used by the Company for accounting and income tax reporting and the uniformed capitalization rules of accounting for ending inventory.

Advertising

Advertising costs are expensed when incurred.

Capital

The Company has 10,000 shares of common stock authorized. At September 30, 2002 and December 31, 2001, 2,000 shares at $1 par value and 2,000 shares at $10 par value were issued and outstanding; and there was $230,000 of additional paid-in capital.

Reclassifications

Certain amounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements.

3. Related Parties
The Company obtained 25 percent equity in a company, Pro-Tek Services, L.L.C. (“Pro-Tek”), which provides wood treatment, fueling, and leasing services. The remaining 75 percent equity interest is held by some of the stockholders of Deck America, Inc. The Company entered into a Contract Services Agreement with Pro-Tek to purchase a reasonable access and right of use of certain wood treatment facilities as discussed below. Additionally, the Company agreed to purchase wood preservatives from a stockholder of the Company to treat the wood at Pro-Tek’s facility.

The agreement with Pro-Tek is for a term of five years and requires initial monthly payments of $14,000, with annual rental increases of 4% after the first year. By agreement between the parties, payments from Deck America, Inc. to Pro-Tek became effective October 1, 2001, and payments from Pro-Tek to the manufacturer became effective January 1, 2002.

Rent expense to the Company was $140,560 in the nine-months ended September 30, 2002 and $42,000 in 2001.

DECK AMERICA, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
Nine Months Ended September 30, 2002
(unaudited)
(Continued)

4. Franchise Agreement

On July 14, 2000, the Company entered into a franchise agreement with a major supplier of basement wall finishing system products. The agreement specifies a minimum annual purchase requirement of finishing systems products while the agreement is in effect. This agreement was terminated at June 5, 2002 when the Company entered into an agreement with the supplier by which the Company sold substantially all of the assets utilized in the installation of these products. The sale resulted in a net gain of approximately $105,000.

5. Subsequent Events

On October 17, 2002, U. S. Home Systems, Inc., a public company engaged in the manufacture, sale and installation of specialty home improvements, entered into an agreement to acquire all of the capital stock of Deck America, Inc. and its subsidiaries. The transaction was consummated on November 30, 2002. Pursuant to the terms of the agreement, U. S. Home Systems, Inc. acquired the capital stock for $1,300,000 in cash and 500,000 shares of U. S. Home Systems’ common stock.

MAD, L.L.C.
FINANCIAL STATEMENTS
NINE MONTHS ENDED
September 30, 2002 (unaudited)

MAD, L.L.C.
Balance Sheets
(Unaudited)

Assets	September 30 2002	December 31 2001
Current assets:
Cash	$2,954	$20,176
Rent receivable—related party	53,758	40,435

Total current assets	56,712	60,611
Property, net	1,298,492	1,322,638
Deferred rent	121,180	109,030

Total assets	$1,476,384	$1,492,279

Liabilities and Members’ Capital
Current liabilities:
Accounts payable and accrued liabilities	50,575	17,843
Current portion of long-term debt	84,484	84,484
Notes payable—members	204,750	233,400

Total current liabilities	339,809	335,727
Long-term debt, net of current portion	702,775	771,818

Total liabilities	1,042,584	1,107,545
Members’ capital	433,800	384,734

Total liabilities and members’ capital	$1,476,384	$1,492,279

See accompanying notes.

MAD, L.L.C.
Statements of Operations
(Unaudited)

	Nine months ended September 30
	2002	2001
Rental income—related party	$234,117	$234,117
Operating expenses:
Depreciation	24,146	23,734
Real estate taxes	15,469	15,469
Insurance expense	17,263	17,263
Interest expense	66,178	74,747
Other expenses	—	50

Total operating expenses	123,056	131,263

Net income	$111,061	$102,854

See accompanying notes.

MAD, L.L.C.
Statement of Members’ Capital
(Unaudited)

Members’ Capital
Balance at December 31, 2001	$384,734
Net income	111,061
Distribution to members	(61,995)

Balance at September 30, 2002	$433,800

See accompanying notes.

MAD, L.L.C.
Statements of Cash Flows
(Unaudited)

	Nine months ended September 30
	2002	2001
Operating Activities
Net income	$111,061	$102,854
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	24,146	23,734
Deferred rent	(12,150)	(19,428)
Increase in rent receivable—related party	(13,323)	(53,727)
Increase in accounts payable	32,732	40,330

Net cash provided by operating activities	142,466	93,763
Financing Activities
Distribution to members	(61,995)	(37,506)
Principal payments on long-term debt	(69,043)	(67,356)
Principal payments on member notes	(28,650)	(25,000)

Net cash used in financing activities	(159,688)	(129,862)

Net decrease in cash	(17,222)	(36,099)
Cash at beginning of period	20,176	36,099

Cash at end of period	$2,954	$—

Supplemental Disclosure of Cash Flow Information
Interest paid	$66,178	$74,747

See accompanying notes

MAD, L.L.C.
NOTES TO FINANCIAL STATEMENTS
September 30, 2002

1. Organization and Basis of Presentation

MAD, L.L.C. (the “Company”) was formed in September 1998 under the laws of the state of the Commonwealth of Virginia. The Company is engaged in the business of owning and leasing commercial property.

The accompanying interim consolidated financial statements of the Company as of September 30, 2002 and the nine-month period ending September 30, 2002 and 2001 are unaudited; however, in the opinion of management, these interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position, results of operations and cash flows.

2. Summary of Significant Accounting Policies

Cash

Cash consists of cash in bank accounts.

Buildings

The Company’s buildings are carried at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful life of the buildings. Maintenance and repair expenditures are expensed when incurred; renewals and betterments are capitalized.

Deferred Rent and Rent Income

The Company leases its buildings to one tenant. The Company’s lease contains a rent-escalation, and in accordance with generally accepted accounting principals, the Company recognizes rental income on a straight line basis over the term of the lease. The difference between the straight-line rental income and the amount actually due under the lease is recorded to Deferred Rent.

In addition to the payment of monthly rent, the provisions of the Company’s lease require the lessee to pay for insurance and property taxes on the buildings leased. The Company recognizes these payments as rental income and property tax and insurance expenses.

Income Taxes

The Company is organized as an L.L.C., and accordingly, it is not subject to the payment of income taxes. In this respect, the Company’s equity members are taxed on the Company’s income based upon each member’s distributive share of the Company’s income.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including rent receivable, approximate fair value due to their short-term nature. Based on prevailing interest rates at September 30, 2002, management believes that the carrying values of long-term debt approximate their fair values.

MAD, L.L.C.
NOTES TO FINANCIAL STATEMENTS
September 30, 2002
(Continued)

3. Concentration of Credit Risk

The Company leases its buildings to one tenant, Deck America, Inc., a privately held Woodbridge, Virginia based home improvement specialist providing patented solutions for the fabrication, sale and installation of decks and deck enclosures. The Company’s members, in the aggregate, are the majority shareholders of Deck America.

The Company believes that its properties could be leased to third parties under terms substantially similar to its existing lease agreement.

4. Members’ Operating Agreement

Upon formation of the Company, the members entered into an operating agreement which provides for the rights and duties of the members including, provisions for capital obligations of the members, tax matters, and general management operating provisions.

Among others, the operating agreement provides that:

19.
The Managing Member may call for additional capital contributions from the members, each in proportion to the members’ equity interests, in an aggregate amount from all members not to exceed $25,000, for operating expenses, debt service or other obligations of the Company provided, however, that no member is required to lend or make additional capital contributions more than once in a calendar year.

20.	No member is entitled to withdraw or receive a distribution of his capital contributions except as provided in the agreement.

21.	The liability of each member for losses, debts, liabilities and obligations of the Company is limited to the member’s capital contributions.

22.
The Managing Member may cause the Company to borrow funds from the members upon such terms as the members are willing to lend to the Company, or to borrow from third party sources if the members do not have such funds.

23.
Within 90 days after the end of each calendar year, the Company shall distribute to each member sufficient funds to enable such member to pay its federal and state taxes on its distributive share of the Company’s net income.

24.	Each of the members has a right of first refusal to purchase the interests of any other member on terms no less favorable than available from a prospective third party buyer.

5. Lease Arrangement With Related Party

The Company leases its buildings to one tenant, Deck America, Inc., a privately held Woodbridge, Virginia based home improvement specialist providing patented solutions for the fabrication, sale and installation of decks and deck enclosures. The Company’s members, in the aggregate, are the majority shareholders of Deck America.

The lease agreement between the parties is for a term of ten years and requires the tenant to pay a monthly rent, as well as insurance and property taxes on the property. The tenant, at the tenant’s sole expense, is also responsible for the maintenance and general safekeeping of the premises. The lease includes a rent-escalation each year over the term of the lease equal to four percent over the preceding year’s rent rate. The lease provides that the tenant will defend and hold harmless the Company from and against any losses.

MAD, L.L.C.
NOTES TO FINANCIAL STATEMENTS
September 30, 2002
(Continued)

6. Subsequent Events

On October 17, 2002, U.S. Home Systems, Inc., a public company engaged in the manufacture, sale and installation of specialty product home improvements, entered into an agreement to acquire all of the capital stock of Deck America, Inc. and the property owned by the Company. The transactions were consummated on November 30, 2002. Pursuant to the terms of the agreement, the Company received approximately $2,500,000 for the property. Upon closing of the transaction, the Company paid off its loans with its financial institutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on February 4, 2003 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

2.15
Agreement and Plan of Merger by and between Remodelers Credit Corporation (“RCC”), a wholly-owned subsidiary of U.S. Home Systems, Inc. (“USHS”), Deck America, Inc. (“DAI”), and DAI Shareholders dated October 16, 2002 and effective as of November 30, 2002 (Schedules and Exhibits omitted).

2.16	Amendment No. 1 to Agreement and Plan of Merger entered into on November 30, 2002 by RCC, USHS, DAI and DAI Shareholders.

2.17
Certificate of Merger filed with State Corporation Commission of Commonwealth of Virginia on December 6, 2002 with Articles of Merger of DAI into RCC executed by RCC and DAI on November 30, 2002 attached.

2.18	Certificate of Merger filed with Secretary of State of State of Delaware on December 5, 2002 with Certificate of Merger of DAI into RCC executed by RCC and DAI on November 30, 2002 attached.

10.19	Escrow Agreement effective as of November 30, 2002 between RCC, DAI Shareholders, USHS and Corporate Stock Transfer, Inc. (“Escrow Agent”).

10.20	Noncompetition Agreement effective as of November 30, 2002 between RCC, DAI Shareholders and USHS.

10.21	Employment Agreement effective as of November 30, 2002 by and between USHS and Daniel L. Betts.

10.22
Purchase and Sale Contract (Improved Property) executed and effective as of October 16, 2002 by and between RCC and MAD L.L.C. for improved property situated in Prince William County, City of Woodbridge, Virginia.

10.23
Cognovit Promissory Note, dated December 4, 2002, in the principal amount of $2,125,000, executed in favor of General Electric Capital Business Asset Funding Corporation (“GE”), as Payee, by RCC, as Borrower.

10.24	Guaranty Agreement, dated December 4, 2002, executed in favor of GE, as Lender, by USHS, as Guarantor.

10.25
Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated as of December 4, 2002, in favor of Lawyers Title Realty Services, Inc., as Trustee, for the benefit of GE, as Beneficiary, by RCC, as Trustor.

10.26	Environmental Indemnity Agreement Regarding Hazardous Substances executed on December 4, 2002 by RCC, as Borrower, USHS, as Guarantor, for the benefit of GE, as Lender.

IOE-1